Exhibit 10.1

AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS Amendment to Note Purchase Agreement, dated as of June 1, 2016 (this “Amendment”), is being executed by and between Apple Ridge Funding LLC, a Delaware limited liability company (the “Issuer”), Cartus Corporation, a Delaware corporation (“Cartus”), Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company (“Realogy”), the Managing Agents, Committed Purchasers and Conduit Purchasers, and Crédit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings set forth in the Note Purchase Agreement (as defined below).

WHEREAS, the Issuer, Cartus, as Servicer, the financial institutions and commercial paper conduits party thereto and the Administrative Agent are parties to the certain Note Purchase Agreement, dated as of December 14, 2011 (as previously amended, the “Note Purchase Agreement”); and

WHEREAS, subject to the terms and conditions contained herein, the parties hereto have agreed to amend the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment. As of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Note Purchase Agreement is hereby amended as follows:

(a)    Section 1.01 of the Note Purchase Agreement is amended to add the following definitions, in alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Collateral Trustee” means, with respect to a CP Conduit Purchaser, a collateral trustee for the benefit of the holders of such CP Conduit Purchaser’s notes appointed pursuant to such CP Conduit Purchaser's program documents.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)    The definition of “Commitment Termination Date” contained in Section 1.01 of the Note Purchase Agreement is amended is amended to replace the reference therein to “June 10, 2016” to “June 9, 2017”.
(c)    Section 7.01 of the Note Purchase Agreement is amended to remove the words “the Issuer shall have given prior written notice to the Rating Agencies of each such amendment or waiver, and provided further that, with respect to the foregoing clauses (a) and (b),” from such section.
(d)    Section 7.04 of the Note Purchase Agreement is amended to add the following language to the end of such section:
For the avoidance of doubt, notwithstanding anything to the contrary set forth herein, each Conduit Purchaser may at any time pledge or grant a security interest in or otherwise transfer all or any portion of its interest in the Pledged Assets or under this Agreement to a Collateral Trustee, in each case without notice to or the consent of the Issuer or the Servicer, but such pledge, grant or transfer shall not relieve the each Conduit Purchaser from its obligations hereunder, and such pledge, grant or transfer shall not impute upon the Servicer or Issuer any obligations to any Collateral Trustee (including, but not limited to, any indemnity obligation).

(e)    Section 7.12 of the Note Purchase Agreement is amended to add the words “, any Collateral Trustee” after “Each Purchaser” in the first line of such section.
(f)    The Note Purchase Agreement is amended to add the following language as a new Section 7.14:
Section 7.14. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(g)    The Note Purchase Agreement is amended to add the following language as a new Section 7.15:
The Issuer and Cartus severally represent and undertake to the Administrative Agent, each Managing Agent and each Purchaser that, so long as any Notes are outstanding:
(a)    Cartus has retained, and shall on an ongoing basis retain, a net economic interest in the Issuer which shall not be less than 5% of the aggregate Unpaid Balance of all Receivables included in the Pledged Assets through its direct or indirect holding of equity interests in the Issuer (the “Retained Interest”); provided that this subsection (a) shall not impose on Cartus any obligation to contribute financial support to the Issuer or any of its Affiliates;
(b)    the Retained Interest shall not be subject to any credit risk mitigation or any short positions or any other hedge, except to the extent permitted by Capital Requirements Regulation No. 575/2013 of the European Parliament and of the Council of 26 June 2013 and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority, or the European Central Bank, and any delegated regulations of the European Commission (the “Capital Requirements Regulation”) (it being understood that Cartus has pledged and may continue to pledge its equity interest in CFC as security for certain guaranty obligations with respect to recourse indebtedness of its parent company); and
(c)    Cartus will provide, upon the request of the Administrative Agent, any Managing Agent or Purchaser all information in its possession which such Person may reasonably require in order to comply with its obligations under Article 406 of the Capital Requirements Regulation.
For purposes of this Section 7.15, the covenant in clauses (a) and (b) above to retain a 5% Retained Interest is measured at the time of each Advance, and shall not be affected by subsequent losses on the Receivables so long as the Retained Interest is not hedged or sold in violation of this Section 7.15.

2.
Conditions Precedent. This Amendment shall be effective upon (a) the Administrative Agent’s receipt of counterparts to (i) this Amendment and (ii) that certain Renewal Fee Letter, dated as of the date hereof (the “Renewal Fee Letter”), by and between the Issuer and each Managing Agent, in each case, duly executed by each of the parties thereto, (b) the Issuer’s payment of all fees required to be paid on or prior to the date hereof in accordance with the Renewal Fee Letter and (c) the Issuer’s payment and/or reimbursement, to the extent invoiced, of the Administrative Agent’s, each Managing Agent’s and each Purchaser’s reasonable costs and expenses incurred in connection with this Amendment and the Other Transaction Documents.

3.
Waiver of Delivery. Each of the Managing Agents signatory hereto waive any prior notice or delivery requirement set forth in the Transaction Documents with respect to this Amendment (including, without limitation, Section 2.05(b) of the Note Purchase Agreement).

4.
GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6.
References to and Effect on the Note Purchase Agreement. On and after the date hereof: (i) all references in the Note Purchase Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Note Purchase Agreement shall be deemed to be references to the Note Purchase Agreement as amended by this Amendment; (ii) each reference in any of the Transaction Documents to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment; and (iii) each reference in any Transaction Document among the parties hereto to any of the terms or provisions of the Note Purchase Agreement which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Amendment.

7.
Reaffirmation of Performance Guaranty. Effective as of the date hereof, Realogy, in its capacity as the Performance Guarantor under the Performance Guaranty, hereby consents to this Amendment and acknowledges and agrees that the Performance Guaranty remains in full force and effect is hereby reaffirmed, ratified and confirmed.

8.
No Waiver. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Note Purchase Agreement other than as set forth herein, the Note Purchase Agreement, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

9.	Issuer Representations re: Outstanding Series. As of the date hereof, the Issuer represents and warrants that the Series 2011-1 Notes are the only Notes outstanding under the Master Indenture.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By: /s/ E. J. Barnes
Name: Eric. J. Barnes
Title: SVP & CFO

APPLE RIDGE FUNDING LLC

By: /s/ E. J. Barnes
Name: Eric. J. Barnes
Title: SVP & CFO

REALOGY GROUP LLC

By: /s/ Anthony Hull
Name: Anthony E. Hull
Title: EVP, CFO & Treasurer

Signature Page to Amendment to Note Purchase Agreement

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, a Managing Agent and a Committed Purchaser

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

Signature Page to Amendment to Note Purchase Agreement

THE BANK OF NOVA SCOTIA, as a Managing Agent and a Committed Purchaser

By: /s/ Michelle Phillips
Name: Michelle Phillips
Title: Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By: /s/ John L. Fridlington
Name: John L. Fridlington
Title: Director

Signature Page to Amendment to Note Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Managing Agent and a Committed Purchaser

By: /s/ Elizabeth R. Wagner
Name: Elizabeth R. Wagner
Title: Vice President

Signature Page to Amendment to Note Purchase Agreement

BARCLAYS BANK PLC, as a Managing Agent

By: /s/ Laura Spichiger
Name: Laura Spichiger
Title: Director

SHEFFIELD RECEIVABLES COMPAMY LLC, as a Committed Purchaser and a Conduit Purchaser

By: /s/ Chin-Yong Choe
Name: Chin-Yong Choe
Title: Director

Signature Page to Amendment to Note Purchase Agreement